Exhibit 99.1

NEWS RELEASE

NETGEAR®

NETGEAR® REPORTS THIRD QUARTER 2006 RESULTS

    Third quarter 2006 net revenue increased to $151.6 million, 36% year-over-year growth
    Third quarter 2006 non-GAAP net income increased to $11.9 million, as compared to $9.1 million in the comparable prior year quarter, 31% year-over-year growth
    Third quarter 2006 non-GAAP diluted EPS of $0.35, as compared to $0.27 in the prior year quarter, 30% year-over-year growth
    Company expects fourth quarter 2006 net revenue to be in the range of $153 million to $160 million, with non-GAAP operating margin in the range of 11.0% to 12.0%

SANTA CLARA, Calif. -- October 26, 2006 -- NETGEAR, Inc. (NASDAQ: NTGR), a worldwide provider of technologically advanced, branded networking products, today reported financial results for the third quarter ended October 1, 2006.

Net revenue for the third quarter ended October 1, 2006 was $151.6 million, a 36% increase as compared to $111.3 million for the third quarter ended October 2, 2005, and an increase of 16% as compared to $130.7 million in the second quarter of 2006. Net income, computed in accordance with GAAP, for the third quarter of 2006 was $8.0 million or $0.23 per diluted share. This net income was a 7% decrease compared to net income of $8.6 million for the third quarter of 2005 or $0.25 per diluted share, and a decrease of 18% compared to net income of $9.8 million or $0.29 per diluted share in the second quarter of 2006.

Non-GAAP gross margin in the third quarter of 2006 was 33.5%, as compared to 35.2% in the year ago comparable quarter, and 34.8% in the second quarter of 2006. Non-GAAP operating margin was 11.9% in the third quarter of 2006, as compared to 12.7% in the third quarter of 2005, and 11.2% in the second quarter of 2006. In the third quarter of 2006, non-GAAP operating expenses were 21.6% of net revenue, as compared to 22.5% in the year ago comparable quarter, and 23.6% in the prior quarter.

Non-GAAP net income for the third quarter of 2006 was $11.9 million, a 31% increase compared to non-GAAP net income of $9.1 million for the third quarter of 2005, and a 13% increase compared to non-GAAP net income of $10.5 million for the second quarter of 2006. Non-GAAP net income for the third quarter excludes $3.0 million of adjustments related to amortization of purchased intangibles and in-process research and development, as well as retention bonuses, net of taxes, related to the SkipJam acquisition, which closed on August 1, 2006. Retention bonuses of $1.4 million are not included in the purchase price allocation but are period costs which will be charged to the statement of operations as incurred over a two year period from the date of the purchase. As these costs are not part of normal operations of NETGEAR, they are excluded from the non-GAAP statement of operations. Non-GAAP net income for the third quarter of 2006 also excludes non-cash, stock-based compensation, net of tax of $910,000. Non-GAAP net income for the third quarter of 2005 excludes total net charges of $510,000, including litigation reserves, net of taxes, of $362,000, non-cash, stock based compensation of $211,000, and a $63,000 net tax benefit from exercises of stock options. Non-GAAP net income for the second quarter of 2006 excludes non-cash, stock-based compensation, net of tax of $622,000. Non-GAAP net income was $0.35 per diluted share in the third quarter of 2006, compared to $0.27 per diluted share in the third quarter of 2005 and $0.30 per diluted share in the second quarter of 2006. The accompanying schedules provide a reconciliation of net income computed on a GAAP basis to net income computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, "We continue to execute on our business strategy and deliver impressive results in terms of revenue and net income growth, new product launches, market share growth, and the integration of our SkipJam acquisition. We are further differentiating ourselves from the market by consistently introducing both new product categories and improvements on already successful products. We launched a total of 10 new products in the third quarter, with the most important being NETGEAR's SSL VPN Concentrator 25 and Skype™ Wi-Fi Phone, which were both enthusiastically received by our channel partners and end customers. We expect to add an additional 12 new products in the fourth quarter, bringing the number of new products launched in 2006 to 50. Of note, our launch with BSkyB in the UK was very successful based on initial reports of the number of BSkyB's participating subscribers. Net revenue from service providers reached 23% of total revenue in the third quarter and we expect it to be around the same level in the fourth quarter."

Jonathan Mather, Executive Vice President and Chief Financial Officer of NETGEAR, said, "Healthy back-to-school sales activities in the U.S. enabled us to lower our retail channel inventory from 13.3 weeks to 10.6 weeks. We expect to further lower the US retail channel inventory after Christmas to slightly below 10 weeks. Demand was also strong across all channels in Europe and in the Asia Pacific outside of Australia, which is seasonally weak for the third quarter. We ended the third quarter 2006 with inventory at $77.8 million, compared to $69.3 million at the end of the second quarter 2006, and $46.9 million at the end of third quarter 2005. Ending inventory turns were 5.2, compared to 4.9 at the end of the second quarter 2006, and 6.2 at the end of the third quarter 2005. We continue to reduce inbound freight costs by utilizing more sea freight versus air freight, which contributes to the increase in 'in transit' inventory. Days sales outstanding (DSO) was 71 in the third quarter of 2006 compared to 74 days in the second quarter of 2006 and 73 days in the third quarter of 2005. Cash and short-term investments were $151.1 million at the end of the third quarter of 2006 compared to $158.9 million at the end of the second quarter of 2006, and $152.6 million at the end of the third quarter of 2005. Deferred revenue increased to $12.5 million at the end of the third quarter of 2006 as compared to $6.9 million at the end of the prior quarter and $4.7 million at the end of the third quarter of 2005."

The U.S. retail channel inventory ended the third quarter of 2006 at 10.6 weeks compared to 8.7 weeks in the third quarter of 2005 and 13.3 weeks in the second quarter of 2006. U.S. distribution channel inventory ended the third quarter of 2006 at 6.3 weeks, as compared to 4.1 weeks in the third quarter of 2005, and 4.7 weeks in the second quarter of 2006. European distribution channel inventory ended the third quarter of 2006 at approximately 3.8 weeks, as compared to approximately 3.5 weeks in the third quarter of 2005 and 6.1 weeks in the second quarter of 2006. Asia Pacific distribution channel inventory ended the third quarter of 2006 at approximately 4.3 weeks, as compared to approximately 5.0 weeks in the third quarter of 2005, and 5.1 weeks in the second quarter of 2006.

Net revenue by geography comprises gross revenue less such items as marketing incentives paid to customers, sales returns and price protection, which reduce gross revenue. In the fourth quarter of 2005, we refined our methodology for allocating marketing incentives that reduce gross revenue and now allocate them on a specific identification basis to the geography to which they relate. Previously, marketing incentives were allocated based on each geography's gross revenue as a percentage of total gross revenue. For the first nine months of 2006, net revenue by geography was reported by using this refined methodology and historical periods were updated to be comparable and consistent with the revised methodology. The following table shows net revenue by geography both under this revised methodology and under our prior methodology for the periods indicated:

Net revenue by geography:	Three months ended (in thousands)
	October 1, 2006		October 2, 2005		July 2, 2006
Revised methodology
North America	$56,119	37%	$53,627	48%	$56,525	43%
Europe, Middle-East and Africa	81,640	54%	45,176	41%	59,843	46%
Asia Pacific	13,812	9%	12,514	11%	14,370	11%
	$151,571	100%	$111,317	100%	$130,738	100%

Prior methodology
North America	$61,792	41%	$59,005	53%	$62,308	48%
Europe, Middle-East and Africa	77,683	51%	41,562	37%	55,126	42%
Asia Pacific	12,096	8%	10,750	10%	13,304	10%
	$151,571	100%	$111,317	100%	$130,738	100%

Looking forward, Mr. Lo added, "We are in a great position entering the fourth quarter. Our strategy of delivering technology innovations on a consistent basis is paying off for us as the NETGEAR brand is now synonymous for high performance broadband solutions for the small-office and home users worldwide. We are also excited about the prospect of bringing to market multimedia products that integrate SkipJam's powerful software for home entertainment. The networked digital home entertainment segment continues to grow and we expect to be a major player given our strong product portfolio. Specifically, we expect net revenue for the fourth quarter 2006 to be approximately $153 million to $160 million, with non-GAAP operating margin in the range of 11.0% to 12.0%. Finally, we expect the non-GAAP effective tax rate to be approximately 39.5%."

Investor Conference Call / Webcast Details

NETGEAR will review the third quarter 2006 results and discuss management's expectations for the fourth quarter of 2006 today, Thursday, October 26, 2006 at 5:00 p.m. EST (2:00 p.m. PST). The dial-in number for the live audio call is (201) 689-8560. A live webcast of the conference call will be available on NETGEAR's website at www.netgear.com. A replay of the call will be available 2 hours following the call through 11:59 p.m. EST (8:59 p.m. PST) on Thursday, November 2, 2006 by telephone at (201) 612-7415 and via the web at www.netgear.com. The account number to access the phone replay is 3055 and the conference ID number is 215895.

About NETGEAR, Inc.

NETGEAR® (Nasdaq: NTGR) designs technologically advanced, branded networking products that address the specific needs of small and medium business and home users. The Company's product offerings enable users to share Internet access, peripherals, files, digital multimedia content and applications among multiple personal computers and other Internet-enabled devices. NETGEAR is headquartered in Santa Clara, Calif. For more information, visit the Company's Web site at http://www.netgear.com or call (408) 907-8000.

©2006 NETGEAR, Inc. NETGEAR® and the NETGEAR Logo are trademarks or registered trademarks of NETGEAR, Inc. in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. Information is subject to change without notice. All rights reserved. Maximum wireless signal rate derived from IEEE Standard 802.11 specifications. Actual data throughput will vary. Network conditions and environmental factors, including volume of network traffic, building materials and construction, and network overhead, lower actual data throughput.

Contacts:
Doug Hagan Director, Corporate Marketing NETGEAR, Inc. (408) 907-8053 doug.hagan@netgear.com	David Pasquale Executive Vice President, Investor Relations The Ruth Group (646) 536-7006 dpasquale@theruthgroup.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements represent NETGEAR, Inc.'s expectations or beliefs concerning future events and include statements, among others, regarding NETGEAR's expected revenue, earnings, operating income and tax rate on both a GAAP and non-GAAP basis, anticipated new product offerings, current and future demand for the Company's existing and anticipated new products, willingness of consumers to purchase and use the Company's products, and ability to increase distribution and market share for the Company's products domestically and worldwide. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; channel inventory information reported is estimated based on the average number of weeks of inventory on hand on the last Saturday of the quarter, as reported by certain of NETGEAR's customers. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Part II - Item 1A. Risk Factors", pages 30 through 39, in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 2006, filed with the Securities and Exchange Commission on August 11, 2006. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:

To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain expenses and tax benefits we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

-- Tables Attached --

NETGEAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	October 1,	October 2,	October 1,	October 2,
	2006	2005	2006	2005

Net revenue	$ 151,571	$ 111,317	$ 409,568	$ 327,845
Cost of revenue	101,013	72,218	269,085	214,264
Gross profit	50,558	39,099	140,483	113,581

Operating expenses:
Research and development	4,675	3,414	13,196	9,611
Sales and marketing	23,522	18,199	66,944	53,575
General and administrative	5,762	3,579	15,176	11,149
In-process research and development	2,900	-	2,900	-
Litigation reserves	-	600	-	600
Total operating expenses	36,859	25,792	98,216	74,935
Income from operations	13,699	13,307	42,267	38,646
Interest income	1,676	1,093	5,017	2,761
Other income (expense)	(315)	(314)	606	(1,148)
Income before income taxes	15,060	14,086	47,890	40,259
Provision for income taxes	7,080	5,492	20,207	15,504
Net income	$ 7,980	$ 8,594	$ 27,683	$ 24,755

Net income per share:
Basic	$ 0.24	$ 0.26	$ 0.83	$ 0.77
Diluted	$ 0.23	$ 0.25	$ 0.81	$ 0.73

Weighted average shares outstanding
used to compute net income per share:
Basic	33,443	32,697	33,246	32,160
Diluted	34,466	34,314	34,354	33,805

Stock-based compensation expense was allocated as follows:
Cost of revenue	$ 118	$ 37	$ 311	$ 113
Research and development	331	72	725	225
Sales and marketing	359	57	955	330
General and administrative	443	45	1,096	228

NETGEAR, INC.
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Excluding amortization of purchased intangibles, in-process research and development, retention bonuses, litigation reserves and stock-based compensation, net of tax.
(In thousands, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	October 1,	October 2,	October 1,	October 2,
	2006	2005	2006	2005

Net revenue	$ 151,571	$ 111,317	$ 409,568	$ 327,845
Cost of revenue	100,845	72,181	268,724	214,151
Gross profit	50,726	39,136	140,844	113,694

Operating expenses:
Research and development	4,188	3,342	12,315	9,386
Sales and marketing	23,163	18,142	65,989	53,245
General and administrative	5,319	3,534	14,080	10,921
In-process research and development	-	-	-	-
Litigation reserves	-	-	-	-
Total operating expenses	32,670	25,018	92,384	73,552
Income from operations	18,056	14,118	48,460	40,142
Interest income	1,676	1,093	5,017	2,761
Other income (expense)	(315)	(314)	606	(1,148)
Income before income taxes	19,417	14,897	54,083	41,755
Provision for income taxes	7,499	5,793	21,168	16,177
Net income	$ 11,918	$ 9,104	$ 32,915	$ 25,578

Net income per share:
Basic	$ 0.36	$ 0.28	$ 0.99	$ 0.80
Diluted	$ 0.35	$ 0.27	$ 0.96	$ 0.76

Weighted average shares outstanding
used to compute net income per share:
Basic	33,443	32,697	33,246	32,160
Diluted	34,466	34,314	34,354	33,805

NETGEAR, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Three months ended			Nine months ended
	October 1, 2006			October 1, 2006
	GAAP	Adjust- ments	Non- GAAP	GAAP	Adjust- ments	Non- GAAP

Net revenue	$ 151,571	$ -	$ 151,571	$ 409,568	$ -	$ 409,568
Cost of revenue	101,013	168	100,845	269,085	361	268,724
Gross profit	50,558	(168)	50,726	140,483	(361)	140,844

Operating expenses:
Research and development	4,675	487	4,188	13,196	881	12,315
Sales and marketing	23,522	359	23,163	66,944	955	65,989
General and administrative	5,762	443	5,319	15,176	1,096	14,080
In-process research and development	2,900	2,900	-	2,900	2,900	-
Total operating expenses	36,859	4,189	32,670	98,216	5,832	92,384
Income from operations	13,699	(4,357)	18,056	42,267	(6,193)	48,460
Interest income	1,676	-	1,676	5,017	-	5,017
Other income (expense)	(315)	-	(315)	606	-	606
Income before income taxes	15,060	(4,357)	19,417	47,890	(6,193)	54,083
Provision for income taxes	7,080	(419)	7,499	20,207	(961)	21,168
Net income	$ 7,980	$ (3,938)	$ 11,918	$ 27,683	$ (5,232)	$ 32,915

Net income per share:
Basic	$ 0.24		$ 0.36	$ 0.83		$ 0.99
Diluted	$ 0.23		$ 0.35	$ 0.81		$ 0.96

Weighted average shares outstanding
used to compute net income per share:
Basic	33,443		33,443	33,246		33,246
Diluted	34,466		34,466	34,354		34,354

NETGEAR, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Three months ended			Nine months ended
	October 2, 2005			October 2, 2005
	GAAP	Adjust- ments	Non- GAAP	GAAP	Adjust- ments	Non-GAAP

Net revenue	$ 111,317	$ -	$ 111,317	$ 327,845	$ -	$ 327,845
Cost of revenue	72,218	37	72,181	214,264	113	214,151
Gross profit	39,099	(37)	39,136	113,581	(113)	113,694

Operating expenses:
Research and development	3,414	72	3,342	9,611	225	9,386
Sales and marketing	18,199	57	18,142	53,575	330	53,245
General and administrative	3,579	45	3,534	11,149	228	10,921
Litigation reserves	600	600	-	600	600	-
Total operating expenses	25,792	774	25,018	74,935	1,383	73,552
Income from operations	13,307	(811)	14,118	38,646	(1,496)	40,142
Interest income	1,093	-	1,093	2,761	-	2,761
Other expense	(314)	-	(314)	(1,148)	-	(1,148)
Income before income taxes	14,086	(811)	14,897	40,259	(1,496)	41,755
Provision for income taxes	5,492	(301)	5,793	15,504	(673)	16,177
Net income	$ 8,594	$ (510)	$ 9,104	$ 24,755	$ (823)	$ 25,578

Net income per share:
Basic	$ 0.26		$ 0.28	$ 0.77		$ 0.80
Diluted	$ 0.25		$ 0.27	$ 0.73		$ 0.76

Weighted average shares outstanding
used to compute net income per share:
Basic	32,697		32,697	32,160		32,160
Diluted	34,314		34,314	33,805		33,805

NETGEAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 1,	December 31,
	2006	2005

ASSETS
Current assets:
Cash and cash equivalents	$ 42,980	$ 90,002
Short-term investments	108,106	83,654
Accounts receivable, net	117,780	104,269
Inventories	77,773	51,873
Deferred income taxes	13,880	11,503
Prepaid expenses and other current assets	18,506	9,408
Total current assets	379,025	350,709
Property and equipment, net	7,311	4,702
Intangibles, net	1,050	-
Goodwill	3,805	558
Non-current deferred income taxes	2,235	328
Total assets	$ 393,426	$ 356,297

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 31,096	$ 38,912
Accrued employee compensation	8,892	7,743
Other accrued liabilities	63,349	66,279
Deferred revenue	12,532	4,304
Income taxes payable	4,300	3,055
Total current liabilities	120,169	120,293
Deferred income tax liability	429	-
Total liabilities	120,598	120,293

Stockholders' equity:
Common stock	33	33
Additional paid-in capital	213,317	204,754
Deferred stock-based compensation	-	(468)
Cumulative other comprehensive gain (loss)	20	(90)
Retained earnings	59,458	31,775
Total stockholders' equity	272,828	236,004
Total liabilities and stockholders' equity	$ 393,426	$ 356,297